Exhibit 10.8

[EXECUTION COPY]

THIS ESOP NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATIONS OR AN EXEMPTION THEREFROM.

ESOP NOTE

$250,000,000.00	April 1, 2007 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, GREATBANC TRUST COMPANY, not in its individual or corporate capacity, but solely in its capacity as Trustee of the Tribune Employee Stock Ownership Trust (the “Trust”), which implements and forms a part of the Tribune Employee Stock Ownership Plan (the “Plan”), hereby promises, on behalf of the Trust, to pay, in lawful money of the United States of America and in immediately available funds, to the order of Tribune Company, a Delaware corporation (the “Company”), at the principal offices of the Company in Chicago, Illinois, or at such other place as the Company shall designate in writing, the aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000.00) or, if less, the aggregate unpaid principal amount of the Loan Proceeds, as defined in the ESOP Loan Agreement of even date herewith, between the Company and the Trust (the “ESOP Loan Agreement”), with interest thereon at the rate of 5.01% per annum, compounded annually, on or before April 1, 2037, as hereinafter provided.

This ESOP Note is issued pursuant to Section 2.3 of the ESOP Loan Agreement, which ESOP Loan Agreement is incorporated herein in its entirety. All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the ESOP Loan Agreement. Reference is hereby made to the ESOP Loan Agreement for the terms and conditions under which the extension of credit evidenced hereby was made, and under which amounts due hereunder may be prepaid, accelerated or in default. This ESOP Note is secured under the terms of a Pledge Agreement of even date herewith between the Company and the Trust, and the Company is entitled to the benefits of the security described therein.

Subject to the provisions of the ESOP Loan Agreement, the principal amount of the indebtedness evidenced hereby shall be payable in annual installments described on the amortization schedule set forth on Schedule 1 hereto, and interest on such principal amount shall be paid annually in arrears (with the first such installment payment being payable on the first anniversary hereof and subsequent installments being payable on succeeding anniversary dates).

This ESOP Note shall be construed under the laws of the State of Illinois to the extent not preempted by federal law.

This ESOP Note may not be assigned by the Company, other than or by operation of law, without the prior express written consent of the undersigned or any successor trustee under the Trust.

The obligation evidenced by this ESOP Note is, and is intended to be, an “exempt loan” within the meaning of Section 4975(d)(3) of the Internal Revenue Code of 1986, as amended (the

“Code”), and Section 408(b)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Accordingly, repayment of principal and interest is restricted and, except as otherwise allowed by said Sections 4975(d)(3) of the Code and 408(b)(3) of ERISA, shall be made only from: (i) employer contributions made to the Trust to repay such loan and earnings attributable to the investment of such contributions; and (ii) any dividends, earnings or distributions on the employer securities acquired with the Loan Proceeds and held by the Trust. The Company or any subsequent holder of this ESOP Note shall have no recourse whatsoever to any other assets of the Plan or the Trust for repayment except to the extent expressly permitted by the Pledge Agreement. Further, if any provision of this ESOP Note conflicts with the requirements for loans set forth in Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA, or in any valid regulations issued thereunder, such provisions shall be enforceable only to the extent permitted by such statutes and regulations. Wherever possible, each provision of this ESOP Note shall be interpreted in such manner as to be effective and valid under such statutes or regulations issued thereunder, but if any such provisions of this ESOP Note shall be prohibited by or invalid under such statutes or regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this ESOP Note.

GREATBANC TRUST COMPANY, not in its individual or corporate capacity, but solely as Trustee of the Tribune Employee Stock Ownership Trust

By:	/s/ Marilyn H. Marchetti
Name:	Marilyn H. Marchetti
Title:	Senior Vice President